Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of DE International Holdings B.V. of our report dated 1 March 2012 relating to the financial statements of the International Coffee and Tea Operations of Sara Lee Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands

14 March 2012

/s/ Huub C. Wüst RA